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                                                                       EXHIBIT 5
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                  [Letterhead of Drinker Biddle & Reath LLP]


                                    December 21, 1999

Mace Security International, Inc.
1000 Crawford Place, Suite 400
Mt. Laurel, New Jersey  08054

     Re:  Registration Statement on Form S-4
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Ladies and Gentlemen:

     We have acted as counsel to Mace Security International, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-4 (Registration No. 333-89717), as amended (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), registering an aggregate of 7,500,000 shares of the Company's Common Stock, par value $.01 per share (the "Shares"), for issuance in connection with the acquisition by the Company of assets, businesses or securities of other companies from time to time.

     For purposes of this opinion, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of the Company's Certificate of Incorporation and Bylaws, each as amended to date, resolutions adopted by the Company's Board of Directors and the other agreements, instruments, documents and records relating to the Company and the issuance and sale of the Shares as we have deemed appropriate. In all examinations, we have assumed the legal capacity of each natural person signing any of the documents and corporate records relating to the Company, the genuineness of signatures, the authenticity of documents submitted to us as originals, the conformity to authentic original documents of documents submitted to us as copies and the accuracy and completeness of all records and other information made available to us by the Company. As to various questions of fact material to our opinion, we have relied on representations of officers of the Company.

     We express no opinion concerning the laws of any jurisdiction other than the General Corporation Law of the State of Delaware.

     On the basis of the foregoing, we are of the opinion that the Shares proposed to be issued by the Company pursuant to the Registration Statement, when (i) the terms of the issuance and sale thereof set forth in the applicable transaction documents have been duly approved by the Board of Directors of the Company in conformity with the Company's Certificate of Incorporation, as amended, and (ii) issued and delivered against payment therefor in accordance with the terms of the applicable transaction documents and for an amount in excess of the par value thereof, will be validly issued, fully paid and non-assessable by the Company under the laws of the State of Delaware.

     We hereby consent to the reference to our firm under the caption "Legal Opinion" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the categories of persons whose consent is required under Section 7 of the Securities Act.

                                    Very truly yours,


                                    /s/ Drinker Biddle & Reath LLP
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                                    DRINKER BIDDLE & REATH LLP